UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

EMTEC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greentree Center, Suite 117
Marlton, New Jersey 08053
(Address of principal executive offices)

(856) 552-4204
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On August 13, 2008, Emtec Global Services LLC (“EGS”), a wholly-owned subsidiary of Emtec Inc. (the “Registrant”), eBusiness Application Solutions, Inc. (“eBAS”), Aveeva, Inc. (“Aveeva”) and Jessica Chopra (“Ms. Chopra”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which EGS agreed to acquire all of the outstanding stock of eBAS and Aveeva from Ms. Chopra for approximately $10.3 million. The purchase price consists of (i) cash at closing in an aggregate amount equal to $7,313,500 and (ii) the potential right to receive additional cash consideration each year for the next three years on the anniversary of the closing if certain performance goals are met. The purchase price may be increased or decreased pursuant to a post-closing working capital adjustment

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.

Item 2.01: Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference into item 2.01 of this current report on form 8-K.

On August 13, 2008, EGS completed its acquisition of all the outstanding stock of eBAS and Aveeva pursuant to the Purchase Agreement. The amount of the consideration was derived through arm’s length negotiations. The acquisition was funded through borrowings under the Registrant’s credit facility with De Lage Landen Financial Services, Inc. The closing of the acquisition was effective as of 12:01 a.m. on August 13, 2008.

Item 7.01: Regulation FD Disclosure

On August 13, 2008, the Registrant issued a press release announcing the consummation of its acquisition of eBAS and Aveeva. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01: Other Events.

On August 13, 2008, EGS entered into an employment agreement with Ms. Chopra, President of both eBAS and Aveeva (the “Employment Agreement”).

Ms. Chopra’s Employment Agreement provides for her continued employment through August 13, 2011 at a base salary of $180,000 per year. Ms. Chopra will also be eligible to receive an annual bonus of up to (i) $560,000 on each of the first and second anniversaries of the Employment Agreement and (ii) $280,000 on the third anniversary of the Employment Agreement. Ms. Chopra will also be entitled to participate in the Company’s employee benefits plans.

Upon termination of Ms. Chopra’s employment, in addition to accrued but unpaid base salary, bonus, and benefits, Ms. Chopra may be entitled to severance payments. If such termination is by EGS without cause or by Ms. Chopra for good reason, Ms. Chopra would be entitled to receive her base salary for a one-year period thereafter; provided she executes and does not revoke a release of claims against EGS.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement. A copy of the Employment Agreement is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Financial Statements will be filed by amendment within 71 calendar days after the date of this Form 8-K.

(b)	Prom Forma Financial Information. Pro Forma Financial Information will be filed by amendment within 71 calendar days after the date of this Form 8-K.

(d)	Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement by and among Emtec Global Services LLC, eBusiness Application Solutions, Inc., Aveeva, Inc. and Jessica Chopra dated August 13, 2008.

99.1	Emtec Inc. Press Release dated August 13, 2008.

99.2	Employment Agreement between eBusiness Application Solutions, Inc. and Jessica Chopra dated August 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: August 18, 2008	By:	/s/ Dinesh Desai
Name : Dinesh Desai
Title : Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Emtec Global Services LLC, eBusiness Application Solutions, Inc., Aveeva, Inc. and Jessica Chopra dated August 13, 2008.

99.1	Emtec Inc. Press Release dated August 13, 2008.

99.2	Employment Agreement between eBusiness Application Solutions, Inc. and Jessica Chopra dated August 13, 2008.